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                        MYLEX CORPORATION AND SUBSIDIARY
                     Earnings (Loss) Per Share Computations
                  Years Ended December 31, 1994, 1993 and 1992

The basis of computing net earnings (loss) per share is described in Note 1 to the consolidated financial statements, beginning on Page F-1 of the Company's Annual Report on Form 10-K for the year ended December 31, 1994.

The computation of primary and fully diluted earnings (loss) per share is as follows (in thousands, except per share amounts):

                                                       1994      1993      1992
                                                      ------  --------  --------
Primary earnings (loss) per share:
     Net income (loss)                                $7,509  ($4,444)  ($3,000)
                                                      ------  --------  --------
                                                      ------  --------  --------
     Weighted average number of common shares
       outstanding during the period                  13,622   12,740    12,103

     Number of common share equivalent resulting
       from stock options and warrants, computed
       using the treasury stock method and the
       average stock price during 1994                   586     --        --
                                                      ------  --------  --------
     Number of common and common share
       equivalents used in computation                14,208   12,740    12,103
                                                      ------  --------  --------
                                                      ------  --------  --------
          Primary earnings (loss) per share           $0.53    ($0.35)   ($0.25)
                                                      ------  --------  --------
                                                      ------  --------  --------
Fully diluted earnings (loss) per share:
     Net income (loss)                                $7,509  ($4,444)  ($3,000)
     Interest on convertible subordinated debentures
       (net of tax)                                      194     --        --
                                                      ------  --------  --------
          Adjusted earnings (loss)                    $7,703  ($4,444)  ($3,000)
                                                      ------  --------  --------
                                                      ------  --------  --------
     Weighted average number of common shares
       outstanding during the period                  13,622   12,740    12,103

     Number of common share equivalents resulting
       from stock options and warrants, computed
       using the treasury stock method and the
       ending stock price as of December 31, 1994      1,038

     Number of common share equivalents resulting
       from convertible debentures, computed using
       the "if converted" method                         587     --        --
                                                      ------  --------  --------

                                                      ------  --------  --------
                                                      ------  --------  --------
     Weighted average common and dilutive common
       shares outstanding                             15,247   12,740    12,103
                                                      ------  --------  --------
                                                      ------  --------  --------
          Fully diluted earnings (loss) per share     $0.51    ($0.36)   ($0.25)
                                                      ------  --------  --------